Exhibit 21

List of Subsidiaries

Acuity Brands, Inc.

As of August 31, 2018

Subsidiary or Affiliate	Principal Location	State or Other Jurisdiction of Incorporation or Organization
A to Z Manufacturing LLC	Tucson, Arizona	Arizona
AB BMS C.V.	Cayman Islands	Netherlands
AB Netherlands Holdings, LLC	Atlanta, Georgia	Delaware
AB Netherlands Holdings C.V.	Cayman Islands	Netherlands
ABL IP Holding LLC	Atlanta, Georgia	Georgia
Acuity Aviation, LLC	Atlanta, Georgia	Georgia
Acuity Brands BMS B.V.	Amsterdam, the Netherlands	Netherlands
Acuity Brands BMS, LLC	Atlanta, Georgia	Delaware
Acuity Brands Insurance (Bermuda) Ltd.	Hamilton, Bermuda	Bermuda
Acuity Brands Lighting, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Lighting Canada, Inc.	Markham, Ontario	Canada
Acuity Brands Lighting (Hong Kong) Ltd.	Hong Kong	Hong Kong
Acuity Brands Lighting de Mexico, S. de R.L. de C.V.	Monterrey, Nuevo Leon	Mexico
Acuity Brands Netherlands B.V.	Eindhoven, the Netherlands	Netherlands
Acuity Brands Services, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Technology Services, Inc.	Atlanta, Georgia	Delaware
Acuity Mexico Holdings, LLC	Atlanta, Georgia	Delaware
Acuity Brands Mexico Holdings II LLC	Atlanta, Georgia	Delaware
Acuity Trading (Shanghai) Co. Ltd.	Shanghai, China	Shanghai
Arizona (Tianjin) Electronics Trade Co., Ltd	Tianjin, PRC	Peoples Republic of China
Arizona Trading Company Ltd	Hong Kong	Hong Kong
Castlight de Mexico, S.A. de C.V.	Matamoros, Tamaulipas	Mexico
eldoLAB Holding B.V.	Eindhoven, the Netherlands	Netherlands
eldoLED B.V.	Eindhoven, the Netherlands	Netherlands
Holophane S.A. de C.V.	Mexico City, Mexico	Mexico
Holophane Alumbrado Iberica SL	Barcelona, Spain	Spain
Holophane Europe Ltd.	Milton Keynes, England	United Kingdom
Holophane Lichttechnik GmbH	Düsseldorf, Germany	Germany
Holophane Lighting Ltd.	Milton Keynes, England	United Kingdom
HSA Acquisition Company, LLC	Atlanta, Georgia	Ohio
ID Limited	Douglas, Isle of Man	Isle of Man
Luxfab Ltd.	Milton Keynes, England	United Kingdom
Distech Controls, Inc.	Brossard, Quebec, Canada	British Columbia, Canada
Distech Controls Facility Solutions, Inc.	Ottawa, Ontario, Canada	Ontario, Canada
Distech Controls Energy Services (Canada) Inc.	Brossard, Quebec, Canada	Quebec, Canada
Distech France Holding SAS	Brindas, France	France
Distech Controls SAS	Brindas, France	France
Distech Controls LLC	Atlanta, Georgia	Delaware
Distech Controls USA Inc.	Atlanta, Georgia	Delaware
Distech Controls Energy Services, Inc.	Atlanta, Georgia	Texas